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Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, Gregory C. Case, the Chief Executive Officer of Aon Corporation (the "Company"), certify that (i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GREGORY C. CASE Gregory C. Case Chief Executive Officer March 8, 2006

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  Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code